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                                                                  EXHIBIT 10.169

                   FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

      This First Amendment to Asset Purchase Agreement ("Amendment") is made as of August 27, 2004, by and among Vernex, Inc. ("Company"), and Jin Moon ("Shareholder") on the one hand, and Mace Security Products, Inc., on the other hand. For purposes of this Agreement, Mace Security Products, Inc. is sometimes referred to as the "Purchaser," and the Company and the Shareholder are collectively referred to as the "Sellers."

                                    RECITALS

      The Purchaser and Sellers are parties to an Asset Purchase Agreement dated September 26, 2003 ("Asset Purchase Agreement"). Purchaser and Sellers have entered into this Amendment as the wish to agree to a modification of the certain terms and provisions in the Asset Purchase Agreement.

      Throughout this Amendment, certain terms are capitalized. The capitalized terms shall have the meanings given to the terms in the Asset Purchase Agreement, unless otherwise specifically defined in this Amendment.

      Intending to be legally bound and in exchange for the mutual obligations and benefits set forth in this Amendment, the parties hereto have entered into this Amendment.

                                    AGREEMENT

      1. Second Payment. Section 1.3(c) of the Asset Purchase Agreement provides as follows:

                  "(c) Purchaser shall pay the Company a Second Payment, as
            hereinafter defined. The "Second Payment" shall equal one half of
            (i) the Vernex Revenue, as hereafter defined, less (ii) the Vernex Product Cost, as hereafter defined. For purposes of this Paragraph 1.3(c), the "Vernex Revenue" is the revenue received by Purchaser in cash, not subject to return or refund, during the period beginning on the Closing Date and ending one year from the Closing Date for Products which are sold by Purchaser under the name and label of Vernex and for the OEM sale of non-branded CRT and plasma screen monitors where M.K. Moon was the procuring salesperson who obtained the sale of the Products or OEM monitors ("Vernex Products"). For purposes of this Paragraph 1.3(c) the "Vernex Product Cost" shall equal the amount paid to the manufacturers of the Vernex Products and the OEM CRT and plasma screen monitors which were sold to generate the Vernex Revenue and Purchaser's shipping, custom clearance and tax costs for those

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            Vernex Products, CRT monitors and plasma monitors into Purchaser's warehouse. The amount of the Second Payment shall be calculated by Purchaser and given to Company for review, no latter then sixty days after the one year anniversary date of the Closing Date. Once Purchaser and Company agree on the amount of the Second Payment, Purchaser shall pay the Second Payment to the Company in twelve equal monthly installments. The first installment shall be paid on the fifth business day of the month following the month that the amount of the Second Payment was determined and the next eleven installments shall be paid on the fifth business day of each of the following eleven months. The Second Payment shall be made in cash. The parties agree that for purposes of computing the Vernex Revenue, Products sold by Purchaser under the Mace label and name shall not be included in the Vernex Revenue. The parties further agree that from the Closing Date to one year after the Closing Date, Purchaser shall not sell any Products to the individuals and entities that Company was selling Products to under the name and label of Vernex prior to the Closing Date, except (i) for Products under the Vernex name and label, (ii) non-branded OEM CRT and Plasma monitors, and
            (iii) for Products under the Mace name and label sold to individuals and entities which were sold Products by Purchaser under the Mace name and label prior to the Closing Date."

Section 1.3(c) of the Asset Purchase Agreement is hereby deleted in it entirety. As consideration for the Assets in the place of the Second Payment, as set forth in the deleted Section 1.3(c) of the Asset Purchase Agreement, the parties hereto agree that within four business days of the execution of this Amendment Purchaser shall deliver to Sellers Forty Thousand (40,000) shares of Mace Security International, Inc Common Stock ("MSI Stock"). The MSI Stock shall be delivered in the name of the Shareholder. The Company agrees to file a plan of liquidation within one year of the date hereof.

      2. Common Stock. The MSI Stock to be issued pursuant to this Amendment has been duly authorized and, when issued, will be validly issued, fully paid and non-assessable. The MSI Stock delivered to the Sellers as payment, shall be registered under a shelf registration statement on Form S-4 pursuant to the Securities Act of 1933 (the "Act"). Purchaser has made available to Sellers all historical filings made by MSI on Forms 8-K, 10-K, 10-Q and Proxy Statements timely filed with the Securities and Exchange Commission ("SEC") for fiscal year ending December 31, 2003, and the fiscal quarter ended March 30, 2004 (the "Public Reports").

      (a) Sellers acknowledge that they have received and have reviewed the Public Reports, together with the prospectus prepared from the S-4 registration statement under which the MSI Stock will be delivered. Sellers acknowledge that the Public Reports are all available at www.sec.gov/edgar.

      (b) Sellers acknowledge that Purchaser has advised the Sellers that the MSI Stock when delivered shall have been registered under the Act pursuant to an S-4 registration statement. The

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Sellers acknowledge that when selling the MSI Stock through a broker they will have a prospectus delivery requirement. Purchaser will furnish to the Sellers such number of prospectuses, if required, under the Act, prepared in conformity with the requirements of the Act, and such other documents as the Sellers may reasonably request in order to facilitate the public sale or other disposition of the securities to be sold by the Sellers. A legend in substantially the following form will be placed on the certificates evidencing the MSI Stock to be issued to the Sellers:

            "The securities represented by this certificate have been registered under the Securities Act of 1933, pursuant to an S-4 registration statement. The holder of the certificate is required to deliver a prospectus prepared from the registration statement, when trading the securities represented by this certificate"

      (c) Notwithstanding anything else herein to the contrary, MSI's obligation to keep the shelf registration statement continuously effective shall be suspended during any period that there exists material, non-public information relating to MSI. MSI shall keep such registration statement current and effective, until such time as the shares may be sold by the Sellers at any time pursuant to the provisions of Rule 144 or otherwise without any restrictions, including restrictions relating to volume, manner of sale, and notice, or until such earlier date as all of the shares registered pursuant to such registration statement shall have been sold or otherwise transferred to a third party. MSI shall also prepare and file with the SEC such amendments and supplements to such registration statement (and the prospectus used in connection therewith) as may be necessary to update and keep such registration statement current and effective for such period and to comply with the provisions of the Act with respect to the sale of all securities covered by such registration statement.

      3. Entire Agreement. This Amendment is the final, complete and exclusive statement and expression of the agreement among the parties hereto with relation to the subject matter of this Amendment, it being understood that there are no oral representations, understandings or agreements covering the same subject matter as the Amendment. The Amendment supersedes, and cannot be varied, contradicted or supplemented by evidence of any prior to contemporaneous discussions, correspondence, or oral or written agreements of any kind. The parties to this Amendment have relied on their own advisors for all legal, accounting, tax or other advice whatsoever with respect to the Amendment and the transactions contemplated hereby.

      4. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

      5. Notices. All notices or other communications required or permitted hereunder shall be in writing and may be given by depositing the same in United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, by overnight courier or by delivering the same in person to such party.

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      (a) If to Purchaser, addressed to them at:

             Executive Vice President
             Mace Security International, Inc.
             1000 Crawford Place, Fourth Floor
             Mt. Laurel, NJ 08054

      (b) If to Sellers, addressed to them at:

             M.K. Moon
             13621 Deering Bay Drive No 603
             Coral Gables, Fl 33158

Notice shall be deemed given and effective the day personally delivered, the day after being sent by overnight courier and five business days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received, if earlier. Any party may change the address for notice by notifying the other parties of such change in accordance with this Section 5.

      6. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Florida, without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

      7. Provisions of Agreement. All terms and provisions of the Agreement not modified by this Amendment shall remain unmodified and in full force and effect as set forth in the Agreement.

      8. Construction. The parties have participated jointly in the negotiation and drafting of this Amendment. In the event an ambiguity or question of intent or interpretation arises, this Amendment shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Amendment.

      IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

      PURCHASER

      MACE SECURITY PRODUCTS, INC.

      By: /s/ Robert M. Kramer
          --------------------
          Robert M. Kramer, Vice President

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      COMPANY

      VERNEX, INC.

      By: /s/ M.K. Moon
          -------------
          M.K. Moon, President

      SHAREHOLDER

      /s/ Jin Moon
      ------------
      Jin Moon

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